Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-3) of ANSYS, Inc. of our report dated February 17, 2006, with respect to the consolidated financial statements of Fluent Inc. and subsidiaries for each of the three years in the period ended December 31, 2005, appearing in the Current Report on Form 8-K/A of ANSYS, Inc. filed on July 14, 2006 with the Securities and Exchange Commission.

/s/ Ernst & Young

Manchester, New Hampshire

August 1, 2006